                                                                     Exhibit (i)
                           Drinker Biddle & Reath LLP
                                One Logan Square
                           18/th/ and Cherry Streets
                          Philadelphia, PA  19103-6996
                                  215-988-2700
                               215-988-2757 (Fax)
                                  www.dbr.com

                               November 22, 2000

Firstar Funds, Inc.
Firstar Funds Center
615 East Michigan Street
Milwaukee, WI  53201-3011

Re:  Firstar Funds, Inc. - Classes 1 through 200 Common Stock
     --------------------------------------------------------

Gentlemen:

          We have acted as counsel for Firstar Funds, Inc., a Wisconsin corporation ("Firstar"), in connection with the registration by Firstar of its shares of common stock, par value $.0001 per share. The Articles of Incorporation of Firstar authorize the issuance of an indefinite number of shares of common stock, which are divided into two hundred (200) classes (each, a "Class" and collectively, the "Classes"), numbered consecutively from 1 through 200. The Board of Directors of Firstar (the "Board") has previously classified (a) certain of the shares of common stock of each of Classes 1 through 5 and Class 27 into two series, designated as Institutional Series and Series A, (b) the shares of common stock of each of Classes 25 and 26 into one series, designated as Series A, and (c) certain of the shares of common stock of each of Classes 6 through 24 and Classes 28 through 36 into four series, designated as Institutional Series, Series A, Series B and Series Y. The Board has also previously authorized the issuance of shares of these series to the public. The shares of common stock classified into each such series are referred to herein as the "Current Series Common Stock"; the shares of Common Stock that are not classified into series are referred to herein as the "Future Common Stock"; and the Current Series Common Stock and the Future Common Stock are referred to collectively herein as the "Common Stock." You have asked for our opinion on certain matters relating to the Common Stock.

          We have reviewed Firstar's Articles of Incorporation and By-laws, in each case as amended through the date hereof, resolutions of Firstar's Board and shareholders, certificates of public officials and of Firstar's officers, and such other legal and factual matters as we have deemed appropriate. We have also reviewed Firstar's Registration
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Firstar Funds, Inc.
November 22, 2000
Page 2

Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 46 thereto.

          This opinion is based exclusively on the laws of the State of Wisconsin and is given solely in reliance on an opinion of Foley & Lardner, special Wisconsin counsel to Firstar.

          We have also assumed the following for purposes of this opinion:

          1. The shares of Current Series Common Stock have been, and will continue to be, issued in accordance with the Articles of Incorporation and By-laws of Firstar and resolutions of Firstar's Board and shareholders relating to the creation, authorization and issuance of the Current Series Common Stock.

          2. Prior to the issuance of any shares of Future Common Stock, the Board (a) will duly authorize the issuance of such Future Common Stock, (b) will determine with respect to each class of such Future Common Stock the preferences, limitations and relative rights applicable thereto, and (c) if such Future Common Stock is classified into separate series, will duly take the action necessary (i) to create such series and to determine the relative designations, preferences, limitations and relative rights thereof ("Future Series Designations") and (ii) to amend Firstar's Articles of Incorporation to provide for such additional series.

          3. With respect to the shares of Future Common Stock, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) Firstar's Articles of Incorporation and By-laws, each as amended as of the date of such issuance, and
(ii) the applicable Future Series Designations.

          4. The Board will not change the preferences, limitations or relative rights of any class or series of Common Stock after any shares of such class or series have been issued.

          Based upon the foregoing, we are of the opinion that:

          1. Firstar is authorized to issue an indefinite number of shares of each of Classes 1 through 200 of its Common Stock as set forth in Appendix A.

          2. Firstar's Board is authorized (i) to create from time to time one or more additional series of shares in any or all of its 200 Classes of Common Stock, (ii) to
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Firstar Funds, Inc.
November 22, 2000
Page 3

determine, at the time of creation of any such series, the designations, preferences, limitations and relative rights thereof, and (iii) to amend the Articles of Incorporation to provide for such additional series.

          3. All necessary action by Firstar to authorize the Current Series Common Stock has been taken, and Firstar has the power to issue the shares of Current Series Common Stock.

          4. The shares of Common Stock will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement (provided that the price of such shares is not less than the par value thereof), validly issued, fully paid and (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof) non-assessable by Firstar.

          We consent to the filing of this opinion with Post-Effective Amendment No. 47 to the Registration Statement to be filed by Firstar with the Securities and Exchange Commission.

                              Very truly yours,


                              /s/ DRINKER BIDDLE & REATH LLP
                              -----------------------------
                              DRINKER BIDDLE & REATH LLP

                                  APPENDIX A
                                  ----------

1-Institutional
1-A

2-Institutional
2-A

3-Institutional
3-A

4-Institutional
4-A

5-Institutional
5-A

6-Institutional
6-A
6-B
6-Y

7-Institutional
7-A
7-B
7-Y

8-Institutional
8-A
8-B
8-Y

9-Institutional
9-A
9-B
9-Y

10-Institutional
10-A
10-B
10-Y

11-Institutional
11-A
11-B
11-Y

12-Institutional
12-A
12-B
12-Y

13-Institutional
13-A
13-B
13-Y

14-Institutional
14-A
14-B
14-Y

15-Institutional
15-A
15-B
15-Y

16-Institutional
16-A
16-B
16-Y

17-Institutional
17-A
17-B
17-Y

18-Institutional
18-A
18-B
18-Y

19-Institutional
19-A
19-B
19-Y

20-Institutional
20-A
20-B
20-Y

21-Institutional
21-A
21-B
21-Y

22-Institutional
22-A
22-B
22-Y

23-Institutional
23-A
23-B
23-Y

24-Institutional
24-A
24-B
24-Y

25 A

26 A

27 Institutional
27 A

28 Institutional
28 A
28 B
28 Y

29 Institutional
29 A
29 B
29 Y

30 Institutional
30 A
30 B
30 Y

31 Institutional
31 A
31 B
31 Y

32 Institutional
32 A
32 B
32 Y

33 Institutional
33 A
33 B
33 Y

34 Institutional
34 A
34 B
34 Y

35 Institutional
35 A
35 B
35 Y

36 Institutional
36 A
36 B

36 Y

Classes 37 through 200 - All Unclassified as to Series

                                      A-5